EXHIBIT 23.01


                              CONSENT OF INDEPENDENT ACCOUNTANTS



               We consent to the incorporation by reference in the Registration Statement of Commonwealth Telephone Enterprises, Inc. on Form S-3 of our report dated February 27, 1998, on our audits of the consolidated financial statements and financial statement schedules of Commonwealth Telephone Enterprises, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts."

PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
July 23, 1998

/s/ PricewaterhouseCoopers LLP